EXHIBIT 8



                          CUSTODIAN AGREEMENT WITH BANK

             THIS AGREEMENT made this ____ day of _________, 1987, between PERRITT CAPITAL GROWTH FUND, INC., a Maryland corporation (hereinafter called the "Corporation"), and FIRST WISCONSIN TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin
   (hereinafter called "Custodian").


                              W I T N E S S E T H :

             WHEREAS, the Corporation desires that its securities and cash shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

             NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and Custodian agree as follows:

   1.   Definitions

             The word "securities" as used herein includes stock, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

             The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Corporation by any two of the President, Vice President, Secretary and the Treasurer of the Corporation, or any other persons duly authorized to sign by the Board of Directors of the Corporation.

   2.   Names, Titles and Signatures of Corporation's Officers

             An officer of the Corporation will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Directors, together with any changes which may occur from time to time.

   3.   Receipt and Disbursement of Money

             A. Custodian shall open and maintain a separate account or accounts in the name of the Corporation, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Corporation. Custodian shall make payments of cash to, or for the account of, the Corporation from such cash only (a) for the purchase of securities for the portfolio of the Corporation upon the delivery of such securities to Custodian, registered in the name of the Corporation or of the nominee of Custodian referred to in Section 7 or in proper form for transfer; (b) for the purchase or redemption of shares of the common stock of the Corporation upon delivery thereof to Custodian; (c) for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);
   (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Corporation held by or to be delivered to Custodian; or (e) for other proper corporate purposes.
   Before making any such payment Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the term of items (a), (b), (c) or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

             An officers' certificate need not proceed the disbursement of cash for the purpose of purchasing a money market instrument if any one of the corporation's officers issues oral instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two (2) business days thereafter.

             B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Corporation.

   4.   Receipt of Securities

             Custodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it from or for the account of the Corporation. All such securities are to be held or disposed of by Custodian for, and subject at all times to the instructions of, the Corporation pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the direction of the Corporation and only for the account of the Corporation as set forth in Section 5 of this Agreement.

   5.   Transfer, Exchange Redelivery, etc. of Securities

             Custodian shall have sole power to release or delivery any securities of the Corporation held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only (a) for sales of such securities for the account of the Corporation upon receipt by Custodian of payment therefor; (b) when such securities are called, redeemed or retired or otherwise become payable;
   (c) for examination by any broker selling any such securities in accordance with "street delivery" custom; (d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise; (e) upon conversion of such securities pursuant to their terms into other securities; (f) upon exercise of subscription, purchase or other similar rights represented by such securities; (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities; (h) for the purpose of redeeming in kind shares of common stock of the corporation upon delivery thereof to Custodian; or (i) for other proper corporate purposes. As to any deliveries made by Custodian pursuant to items (a), (b), (d), (e), (f) and (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian. Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c),
   (d), (e), (f), (g) or (h) of this Section 5 and also, in respect of Item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporation purposes, and naming the person or persons to whom delivery of such securities shall be made.

             An officers' certificate need not proceed such transfer, exchange or delivery of money market instruments if any one of the corporation's officers issues oral instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two (2) business days thereafter.

   6.   Custodian's Acts Without Instructions

             Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall:

             (a) present for payment all coupons and other income items held by it for the account of the Corporation which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Corporation;

             (b) collect interest and cash dividends received, with notice to the Corporation, for the account of the Corporation;

             (c) hold for the account of the Corporation hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and

             (d) execute as agent on behalf of the Corporation all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Corporation's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

   7.   Registration of Securities

             Except as otherwise directed by an officers' certificate Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulation of the Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

             The Corporation shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Corporation and which may from time to time be registered in the name of the Corporation.

   8.   Voting and Other Action

             Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Corporation, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Corporation), but without indicating the manner in which such proxies are to be voted.

   9.   Transfer Tax and Other Disbursements

             The Corporation shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfer of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

             Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provision of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfer and/or deliveries of any such securities.

   10.  Miscellaneous

             Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties.

             Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board of Directors, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

             The Corporation agrees to indemnify and hold harmless Custodian and its nominee from all taxes, changes, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to actor willful misconduct. Custodian is authorized to charge any account of the Corporation for such items. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Corporation, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Corporation shall be security therefor.

   11.  Reports by Custodian

             Custodian shall furnish the Corporation weekly with a statement summarizing all transactions and entries for the account of the Corporation. Custodian shall furnish the Corporation at the end of every month with a list of the portfolio securities showing the aggregate cost of each issue. Custodian shall furnish the Corporation, at the close of each quarter of the Corporation's fiscal year, with a list showing the cost of the securities held by it for the Corporation hereunder, adjusted for all commitments confirmed by the Corporation as of such close, certified by a duly authorized officer of the Custodian. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of and auditors employed by the Corporation.

   12.  Termination or Assignment

             This Agreement may be terminated by the Corporation, or by Custodian, on sixty days' notice, given in writing and sent by registered mail to Custodian at P.O. Box _____, Milwaukee, Wisconsin 53201, or to the Corporation at 205 West Wacker Drive, Chicago, Illinois 60606, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Corporation to dissolve or to function without a Custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Corporation to the Corporation, but may deliver them to a bank or trust company in the City of Milwaukee of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than two million dollars ($2,000,000) as a Custodian for the Corporation to be held under terms similar to those of this Agreement; provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Corporation of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

   13.  Subcustodian

             Custodian is hereby authorized to engage another bank or trust company as a subcustodian for all of any part of the Fund's assets, so long as any such bank or trust company is a bank or trust company organized under the laws of any state of the United States or under the laws of the United States having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than Two Million Dollars ($2,000,000) and provided further that, if the Custodian utilizes the services of a subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Fund by the subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of the Custodian Agreement.

             This Agreement may not be assigned by Custodian without the consent of the Corporation, authorized or approved by a resolution of its Board of Directors.

             IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

             Executed in several counterparts, each of which is an original.

                                      PERRITT CAPITAL GROWTH FUND,
                                         INC.
                                                              ("Corporation")



                                      By:  _________________________________
                                           President



                                      Attest:   ___________________________
                                                Secretary



                                      FIRST WISCONSIN TRUST COMPANY
                                                                ("Custodian")



                                      By:  _________________________________
                                           President



                                      Attest:   ___________________________
                                                Secretary